UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 21, 2016

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

NEW JERSEY	0-11676	22-1463699
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[                ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[                ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[                ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

[                ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Effective on March 21, 2016, Bel Fuse Inc., a New Jersey corporation ("Bel" or the "Company"), entered into a Second Amendment Agreement (the "Amendment") among the Company, the Lenders defined in the Credit Agreement (defined below) and KeyBank National Association, as administrative agent for the Lenders (the "Agent", and collectively with the Company and the Lenders, the "Loan Parties").  The Amendment modifies the Loan Parties' Credit and Security Agreement dated as of June 19, 2014, as amended and restated as of June 30, 2014 (as amended, the "Credit Agreement").

The Amendment serves in pertinent part to modify (i) the date by which the Company is obligated to make excess cash flow prepayments in 2016 on account of excess cash flow accrued for fiscal year 2015, (ii) the method of application of mandatory and voluntary prepayments related to the Company's loans and (iii) the maximum leverage ratio of the Company allowed under the Credit Agreement for the period from the effective date of the Amendment through September 2017.  The leverage ratio becomes more restrictive at set intervals during that period.

A copy of the Amendment is filed as an Exhibit to this Form 8-K, and is incorporated herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)            Exhibits

Exhibit 10.1– Second Amendment Agreement, dated March 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016	BEL FUSE INC.
(Registrant)

By:	/s/Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment Agreement, dated March 21, 2016.